Exhibit 23.1

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement Form S-1 (File No. 333-144866) and related Prospectus of Velocity Express Corporation and to the incorporation by reference of our report dated October 15, 2007, with respect to the consolidated financial statements and schedule of Velocity Express Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2007.

/S/ UHY LLP
Hartford, Connecticut
November 5, 2007